Exhibit 99.1

VILLAGE SUPER MARKET, INC.
EXECUTIVE OFFICES
733 Mountain Avenue
Springfield, New Jersey 07081

VILLAGE SUPER MARKET, INC.
DECLARES QUARTERLY DIVIDEND

Contact:	Kevin Begley, CFO
(973) 467-2200, Ext. 220
Kevin.Begley@wakefern.com

Springfield, New Jersey – June 14, 2013 - The Board of Directors of Village Super Market, Inc. (NSD-VLGEA) declared quarterly cash dividends of $ .25 per Class A common share and $.1625 per Class B common share.  The dividends will be payable on July 25, 2013 to shareholders of record at the close of business on July 2, 2013

Village Super Market operates a chain of 29 supermarkets under the ShopRite name in New Jersey, Maryland and eastern Pennsylvania.